UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 8, 2021
ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)
Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Suite 196, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)
(918) 251-9121
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	AEY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2021, Donna Guy, the Company’s Controller and Principal Financial Officer, left the Company effective as of that date. Ms. Guy is leaving the Company to pursue other business opportunities and not because of a disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.

Effective July 8, 2021, Michael Ramke and Scott Franciswill share the duties which previously fell under the Controller role. Mr. Ramke will be the Principal Financial Officer of the Company and will continue to lead the merger and acquisition efforts as well as have overall finance, financial planning and analysis, and accounting oversight. Mr. Francis will be responsible for the accounting organization and financial reporting. Reginald Jaramillo, the President of Telecom Group, will continue to lead the human resources and IT functions.

Messrs. Ramke and Francis are both independent contractors and provide services to the Company under day rate contracts which are terminable at will with 30 day notice. Mr. Ramke’s contract allows for a day rate of $925 and Mr. Francis’ contract allows for a day rate of $690.

Mr. Ramke, [51], has assisted with various business development functions including leading the mergers, acquisitions and capital raise efforts of the Company since April 2020 as an independent contractor. Prior to that, starting in 2016, Mr. Ramke served as Chief Financial Officer of Stretch Zone Franchising, LLC, a company engaged in the business of practitioner assisted stretching in the health and wellness industry. With over 15 years in wireless telecommunications with Crown Castle and five years in private equity, he has contributed across a spectrum of leadership roles as owner/investor, executive management and board member. He has held various executive positions from startups to S&P 500 companies that include roles in strategy, M&A, sales & marketing, operations and finance. He has formally presented in several industry forums. He is a patent holder, earning this distinction for leading Crown Castle’s effort to invent an innovative communication site demand software tool. Mr. Ramke holds a Bachelor of Business Administration degree from Texas A&M University.

Mr. Francis, 53, was the Company’s Vice President since September 15, 2008, our corporate secretary since August 6, 2009, and our Chief Accounting Officer since March, 2019 until he resigned effective March 31, 2021. In addition, from September 15, 2008 through March, 2019, Mr. Francis served as the Company’s Chief Financial Officer. Mr. Francis has over 30 years of finance and management experience. Prior to joining ADDvantage, he served as a controller of accounting at Vanguard Car Rental USA, Inc. from June 2004 until September 2008. Prior to that, he served as manager of financial reporting for WilTel Communications, Inc. from 1997 through May 2004. Mr. Francis is a certified public accountant with a bachelor of business administration degree in accounting from Oklahoma State University.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.

Date: July 16, 2021

/s/ Joseph E. Hart
Joseph E. Hart
Chief Financial Officer